Exhibit 99.1
PRESS RELEASE

Beazer Homes Reports Third Quarter Fiscal 2012 Results

ATLANTA, August 3, 2012 - Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the quarter ended June 30, 2012.

“I am very pleased with our third quarter results,” said Allan Merrill, CEO of Beazer Homes.  “We generated improvement in new home orders, home closings and backlog, recording our fourth consecutive quarter of year-over-year increases in these metrics. This improvement reflects both the continuing operational benefits of our path-to-profitability strategies and gradually improving conditions in the housing market.

Subsequent to quarter-end, we successfully raised over $170 million in growth capital from concurrent equity and equity-linked offerings which we will use to reinvest in targeted markets. We also refinanced our 12% secured notes at a significantly lower cost which will save approximately $15 million per year. Taken together, we expect these actions to help accelerate our return to profitability.”

Summary results of the quarter are as follows:

Quarter Ended June 30, 2012 - Results from Continuing Operations (unless otherwise specified)

•	Total new orders: 1,555 homes, a 28.0% increase from fiscal 2011

•	Cancellation rates: 24.5%, compared with 24.3% in fiscal 2011

•	Total home closings: 1,109 homes, a 40.2% increase from fiscal 2011

•	Revenue: $254.6 million, compared to $172.8 million in fiscal 2011

•	Average sales price from closings: $227.3 thousand, compared with $213.0 thousand in fiscal 2011

•
Gross profit margin: 8.3%, compared to 8.0% in fiscal 2011. These margins were impacted by $5.8 million and $6.9 million in fiscal 2012 and fiscal 2011, respectively, for impairments and option contract abandonments.

•	Homebuilding gross profit margin, excluding impairments and abandonments: 10.5%, compared to 11.1% in fiscal 2011

•	Homebuilding gross profit margin, excluding impairments, abandonments and interest amortized to cost of sales: 16.7%, compared to 17.8% in fiscal 2011.

•
Net loss from continuing operations: $(38.1) million, or a diluted loss per share of $(0.38), including non-cash pre-tax charges of $5.8 million for inventory impairments. This compared to a loss from continuing operations in the third quarter of fiscal 2011 of $(55.8) million, or $(0.75) per share, which included non-cash pre-tax charges of $6.9 million for inventory impairments.

•
Net Loss: $(39.9) million (including a loss from discontinued operations of $(1.8) million), compared with a net loss of $(59.1) million for fiscal 2011 (including loss from discontinued operations of $(3.4) million)

•	Total Company land and land development spending: $40.5 million, compared with $54.2 million in fiscal 2011

Nine Months Ended June 30, 2012 - Results from Continuing Operations (unless otherwise specified)

•	Total new orders: 3,791 homes, a 29.8% increase from fiscal 2011

•	Cancellation rates: 26.0%, compared with 24.1% in fiscal 2011

•	Total home closings: 2,820 homes, a 50.6% increase from fiscal 2011

•	Revenue: $634.7 million, compared to $407.5 million in fiscal 2011

•	Average sales price from closings: $222.9 thousand, compared with $213.0 thousand in fiscal 2011

•
Gross profit margin: 10.0%, compared to 5.8% in fiscal 2011. These margins were impacted by $10.5 million and $25.3 million in fiscal 2012 and fiscal 2011, respectively, for impairments and option contract abandonments.

•	Homebuilding gross profit margin, excluding impairments and abandonments was 11.4% for both periods

•	Homebuilding gross profit margin, excluding impairments, abandonments and interest amortized to cost of sales was 18.0% for both periods

•
Net loss from continuing operations: $(75.2) million, or a diluted loss per share of $(0.90), including non-cash pre-tax charges of $10.5 million for inventory impairments. This compared to a loss from continuing operations for the nine months ended in fiscal 2011 of $(157.8) million, or $(2.14) per share, which included non-cash pre-tax charges of $25.3 million for inventory impairments.

•
Net Loss: $(79.1) million (including a loss from discontinued operations of $(3.9) million), compared with a net loss of $(161.7) million for fiscal 2011 (including loss from discontinued operations of $(3.9) million)

•	Total Company land and land development spending: $140.6 million, compared with $178.0 million in fiscal 2011

As of June 30, 2012

•	Total cash and cash equivalents: $503.4 million, including unrestricted cash of approximately $231.6 million

•	Stockholders' equity: $179.1 million, not including $9.4 million of mandatory convertible subordinated notes, which automatically convert to common stock at maturity in 2013

•	Total backlog from continuing operations: 2,421 homes with a sales value of $572.8 million, compared to 1,820 homes with a sales value of $431.2 million as of June 30, 2011

•	Land and lots controlled: 25,088 lots (84.2% owned), a decrease of 15.8% from June 30, 2011

Capital Raising Initiative

Subsequent to June 30, 2012, we engaged in several capital raising transactions designed to further strengthen our balance sheet and position us to better participate in the emerging housing recovery. We completed underwritten public offerings of 22 million shares of Beazer common stock at $2.90 per share and 4.6 million 7.50% tangible equity units and a private placement $300 million of 6.625% senior secured notes due 2018, generating net proceeds of approximately $466 million. A portion of these proceeds were used to fund the redemption of our $250 million 12% senior secured notes due 2017. The remaining funds will be used to fund an expansion in our new home community count in targeted markets and for general corporate purposes, including the repayment of outstanding indebtedness.
In addition, while we believe we possess sufficient liquidity to participate in a housing recovery, we are mindful of potential short-term, or seasonal, requirements for enhanced liquidity that may arise. As such, we have negotiated a commitment letter with four financial institutions for a proposed $150 million secured revolving credit agreement that we expect to finalize in the fourth quarter.

Conference Call

The Company will hold a conference call on August 3, 2012 at 10:00 am EDT to discuss these results. Interested parties may listen to the conference call and view the Company's slide presentation over the internet by visiting the “Investor Relations” section of the Company's website at www.beazer.com. To access the conference call by telephone, listeners should dial 800-619-8639. To be admitted to the call, verbally supply the passcode "BZH". A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 800-294-7483 or 203-369-3234 and enter the passcode “3740” (available until 11:00 pm ET on August 10, 2012 ), or visit www.beazer.com. A replay of the webcast will be available at www.beazer.com for approximately 30 days.

Beazer Homes USA Inc., headquartered in Atlanta, Georgia, is one of the ten largest single-family homebuilders in the United States. The Company's industry-leading high performance homes are designed to lower the total cost of home ownership while reducing energy and water consumption. With award-winning floor-plans, the Company offers homes that incorporate exceptional value and quality to consumers in 16 states, including Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange and trades under the ticker symbol “BZH.”

Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the final outcome of various putative class action lawsuits, multi-party suits and similar proceedings as well as the results of any other litigation or government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and consent orders with governmental authorities and other settlement agreements; (ii) additional asset impairment charges or writedowns; (iii) economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, volatility of mortgage interest rates and inflation; (iv) the effect of changes in lending guidelines and regulations and the uncertain availability of mortgage financing; (v) a slower economic rebound than anticipated, coupled with persistently high unemployment and additional foreclosures; (vi) continued or increased downturn in the homebuilding industry; (vii) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled, (viii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (ix) potential inability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (x) increased competition or delays in reacting to changing consumer preference in home design; (xi) shortages of or increased prices for labor, land or raw materials used in housing production; (xii) factors affecting margins such as decreased land values underlying lot option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xiii) the performance of our joint ventures and our joint venture partners; (xiv) the impact of construction defect and home warranty claims including those related to possible installation of drywall imported from China; (xv) the cost and availability of insurance and surety bonds; (xvi) delays in land development or home construction resulting from adverse weather conditions; (xvii) potential delays or increased costs in obtaining necessary permits and possible penalties for failure to comply with laws, regulations and governmental policies; (xviii) potential exposure related to additional repurchase claims on mortgages and loans originated by Beazer Mortgage Corp.; (xix) estimates related to the potential recoverability of our deferred tax assets; (xx) effects of changes in accounting policies, standards, guidelines or principles; or (xxi) terrorist acts, acts of war and other factors over which the Company has little or no control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.
Jeff Hoza
Vice President and Treasurer
770-829-3700
investor.relations@beazer.com

-Tables Follow-

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Total revenue	$254,555	$172,829	$634,746	$407,497
Home construction and land sales expenses	227,505	152,124	560,564	358,413
Inventory impairments and option contract abandonments	5,819	6,870	10,492	25,331
Gross profit	21,231	13,835	63,690	23,753
Commissions	10,776	7,843	27,522	18,066
General and administrative expenses	27,867	38,571	82,380	107,142
Depreciation and amortization	3,743	2,660	9,336	6,627
Operating loss	(21,155)	(35,239)	(55,548)	(108,082)
Equity in income (loss) of unconsolidated entities	48	63	(25)	372
Gain (loss) on extinguishment of debt	—	95	(2,747)	(2,909)
Other expense, net	(16,804)	(17,085)	(53,342)	(46,616)
Loss from continuing operations before income taxes	(37,911)	(52,166)	(111,662)	(157,235)
Provision for (benefit from) income taxes	145	3,589	(36,438)	570
Loss from continuing operations	(38,056)	(55,755)	(75,224)	(157,805)
Loss from discontinued operations, net of tax	(1,828)	(3,365)	(3,869)	(3,878)
Net loss	$(39,884)	$(59,120)	$(79,093)	$(161,683)
Weighted average number of shares:
Basic and Diluted	99,050	73,982	83,887	73,930
Basic and diluted loss per share:
Continuing Operations	$(0.38)	$(0.75)	$(0.90)	$(2.14)
Discontinued operations	$(0.02)	$(0.05)	$(0.04)	$(0.05)
Total	$(0.40)	$(0.80)	$(0.94)	$(2.19)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Capitalized interest in inventory, beginning of period	$47,242	$47,624	$45,973	$36,884
Interest incurred	31,235	32,872	95,950	98,175
Capitalized interest impaired	(222)	(380)	(275)	(1,789)
Interest expense not qualified for capitalization and included as other expense	(17,233)	(17,707)	(55,147)	(55,688)
Capitalized interest amortized to house construction and land sales expenses	(15,649)	(11,179)	(41,128)	(26,352)
Capitalized interest in inventory, end of period	$45,373	$51,230	$45,373	$51,230

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2012	September 30, 2011
ASSETS
Cash and cash equivalents	$231,616	$370,403
Restricted cash	271,782	277,058
Accounts receivable (net of allowance of $2,194 and $3,872, respectively)	25,010	28,303
Income tax receivable	2,398	4,823
Inventory
Owned inventory	1,186,817	1,192,380
Land not owned under option agreements	14,078	11,753
Total inventory	1,200,895	1,204,133
Investments in unconsolidated entities	41,587	9,467
Deferred tax assets, net	6,245	2,760
Property, plant and equipment, net	20,849	22,613
Previously owned rental homes, net	—	11,347
Other assets	26,366	46,570
Total assets	$1,826,748	$1,977,477

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$73,473	$72,695
Other liabilities	125,764	212,187
Obligations related to land not owned under option agreements	6,029	5,389
Total debt (net of discounts of $20,348 and $23,243, respectively)	1,442,407	1,488,826
Total liabilities	$1,647,673	$1,779,097

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	$—	$—
Common stock (par value $0.001 per share, 180,000,000 shares authorized, 101,116,819 and 75,588,396 issued and outstanding, respectively)	101	76
Paid-in capital	684,513	624,750
Accumulated deficit	(505,539)	(426,446)
Total stockholders’ equity	179,075	198,380
Total liabilities and stockholders’ equity	$1,826,748	$1,977,477

Inventory Breakdown
Homes under construction	$316,117	$277,331
Development projects in progress	384,991	424,055
Land held for future development	386,353	384,761
Land held for sale	10,852	12,837
Capitalized interest	45,373	45,973
Model homes	43,131	47,423
Land not owned under option agreements	14,078	11,753
Total inventory	$1,200,895	$1,204,133

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS

	Quarter Ended June 30,		Nine Months Ended June 30,
SELECTED OPERATING DATA	2012	2011	2012	2011
Closings:
West region	455	273	1,194	670
East region	382	311	984	732
Southeast region	272	207	642	471
Continuing Operations	1,109	791	2,820	1,873
Discontinued Operations	3	23	19	73
Total closings	1,112	814	2,839	1,946

New orders, net of cancellations:
West region	730	447	1,688	1,038
East region	486	466	1,237	1,203
Southeast region	339	302	866	680
Continuing Operations	1,555	1,215	3,791	2,921
Discontinued Operations	3	31	2	77
Total new orders	1,558	1,246	3,793	2,998

Backlog units at end of period:
West region	1,064	637	1,064	637
East region	891	837	891	837
Southeast region	466	346	466	346
Continuing Operations	2,421	1,820	2,421	1,820
Discontinued Operations	—	28	—	28
Total backlog units	2,421	1,848	2,421	1,848

Dollar value of backlog at end of period (in millions)	$572.8	$437.9	$572.8	$437.9

Homebuilding Revenue (in thousands):
West region	$97,356	$53,549	$245,420	$128,885
East region	98,850	76,226	255,519	182,367
Southeast region	55,865	38,669	127,601	87,635
Total revenue	$252,071	$168,444	$628,540	$398,887

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS
(Dollars in thousands)

	Quarter Ended June 30,		Nine Months Ended June 30,
SUPPLEMENTAL FINANCIAL DATA	2012	2011	2012	2011
Revenues:
Homebuilding	$252,071	$168,444	$628,540	$398,887
Land sales and other	2,484	4,385	6,206	8,610
Total	$254,555	$172,829	$634,746	$407,497

Gross profit:
Homebuilding	$20,656	$11,877	$61,475	$20,127
Land sales and other	575	1,958	2,215	3,626
Total	$21,231	$13,835	$63,690	$23,753
Reconciliation of homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales and the related gross margins to homebuilding gross profit and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below:

	Quarter Ended June 30,				Nine Months Ended June 30,
	2012		2011		2012		2011
Homebuilding gross profit	$20,656	8.2%	$11,877	7.1%	$61,475	9.8%	$20,127	5.0%
Inventory impairments and lot option abandonments (I&A)	5,819		6,870		10,492		25,331
Homebuilding gross profit before I&A	26,475	10.5%	18,747	11.1%	71,967	11.4%	45,458	11.4%
Interest amortized to cost of sales	15,649		11,179		41,128		26,352
Homebuilding gross profit before I&A and interest amortized to cost of sales	42,124	16.7%	29,926	17.8%	113,095	18.0%	71,810	18.0%
Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and impairments) to net income (loss), the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective capitalization, tax position and level of impairments.

	Quarter Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Net loss	$(39,884)	$(59,120)	$(79,093)	$(161,683)
(Benefit) provision from Income Taxes	150	3,592	(36,846)	579
Interest amortized to home construction and land sales expenses, capitalized interest impaired, and interest expense not qualified for capitalization	33,104	29,266	96,550	83,829
Depreciation and amortization and stock compensation amortization	4,456	4,237	12,582	13,632
Inventory impairments and option contract abandonments	6,142	8,984	10,796	26,356
Joint venture impairment and abandonment charges	—	163	36	587
Adjusted EBITDA	$3,968	$(12,878)	$4,025	$(36,700)